UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  JULY 22, 2004

                       PROTOCALL TECHNOLOGIES INCORPORATED
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       333-86498                                       41-2033500
--------------------------------------------------------------------------------
  (Commission File Number)                  (IRS Employer Identification No.)

      47 MALL DRIVE
    COMMACK, NEW YORK                                  11725-5717
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                                 (631) 689-2649
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K, dated July 22, 2004, of Protocall Technologies Incorporated, a Nevada corporation (formerly Quality Exchange, Inc.) ("Protocall"), filed with the U.S. Securities and Exchange Commission on August 6, 2004.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements of the Business Acquired. In accordance with
Item 9.01(a), attached hereto are the audited financial statements of Protocall for the years ended December 31, 2003 and 2002. The unaudited financial statements of Protocall for the six months ended June 30, 2004 and 2003 will be filed by amendment.

          (b) Pro Forma Financial Information. The pro forma financial statements of Protocall, in accordance with Item 9.01(b), will be filed by amendment.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Protocall Technologies Incorporated


We have audited the accompanying consolidated balance sheets of Protocall Technologies Incorporated and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protocall Technologies Incorporated and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.





New York, New York
June 3, 2004

With respect to Note O,
July 22, 2004

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                                                                                        DECEMBER 31,
                                                                                              -----------------------------------
                                                                                                   2003              2002
                                                                                              --------------     ----------------
ASSETS
Current assets:
   Cash                                                                                       $       160,630    $      25,255
   Accounts receivable, net                                                                             6,676            4,992
   Inventory                                                                                           30,709           10,595
   Prepaid expenses and other current assets                                                           52,119           58,887
                                                                                              ---------------     ----------------
        Total current assets                                                                          250,134           99,729

Property and equipment, net                                                                           533,825          577,584
Patents, net                                                                                           30,434           32,867
Deferred finance costs, net                                                                           213,789           44,156
Deferred lease costs                                                                                  253,237               --
                                                                                              ---------------    --------------
        TOTAL ASSETS                                                                          $     1,281,419    $     754,336
                                                                                              ===============    =============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                                                      $     2,266,259    $   2,018,750
   Notes payable to related parties - includes convertible notes payable                              754,939          779,939
   Notes payable to officers/stockholders                                                              33,554           96,222
   Convertible notes payable - stockholder, net of debt discount of $0 in 2003 and $78,438
      in 2002, including accrued interest of $727,294 in 2003 and $292,180 in 2002                  3,737,137        3,123,583
   Non-convertible notes payable - stockholder, net of debt discount of $217,830,
      including accrued interest of $11,723                                                         1,493,893
   Convertible notes payable - other, net of debt discount of $238,228 in 2003 and
      $135,852 in 2002, including accrued interest of $117,032 in 2003 and $8,688 in 2002           1,303,804          297,836
   Accrued salaries - officers/stockholders                                                           822,084          840,090
   Other liabilities                                                                                  242,511          249,511
   Current portion of notes payable to banks                                                           31,277           53,457
   Current portion of obligations under capital leases                                                 81,756           80,943
                                                                                              ---------------     ----------------
        Total current liabilities                                                                  10,767,214        7,540,331

Notes payable to banks, less current portion                                                           69,745           71,476
Obligations under capital leases, less current portion                                                144,672          139,442
                                                                                              ---------------     ----------------
        Total liabilities                                                                          10,981,631        7,751,249
                                                                                              ---------------     ----------------
Commitments and contingencies

Stockholders' deficit:
   Common stock, $0.001 par value, 100,000,000 shares
      authorized, 6,480,271 shares issued and outstanding at December 31, 2003,
      And 2002                                                                                          6,480            6,480
   Additional paid-in capital                                                                      16,323,795       14,739,639
   Stock subscription receivable                                                                       (6,665)          (6,665)
   Accumulated deficit                                                                            (26,023,822)     (21,736,367)
                                                                                              ---------------     ----------------
        Total stockholders' deficit                                                                (9,700,212)      (6,996,913)
                                                                                              ---------------     ----------------
        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                           $     1,281,419     $    754,336
                                                                                              ===============     ================

See notes to consolidated financial statements

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    YEAR ENDED DECEMBER 31,
                                                                                              -----------------------------------
                                                                                                    2003              2002
                                                                                              ----------------   ----------------
Sales, net:
   Font software products                                                                     $       191,017    $      271,719
   Software distribution system                                                                        14,805           56,207
                                                                                              ----------------   ----------------
      Total sales                                                                                     205,822          327,926
                                                                                              ----------------   ----------------
Cost of sales:
   Font software products                                                                              84,829           95,085
   Software distribution system                                                                        13,731           33,612
                                                                                              ----------------   ----------------
Gross profit                                                                                          107,262          199,229
                                                                                              ----------------   ----------------
Selling, general and administrative expenses                                                        2,122,584        2,235,309
Research and development expenses                                                                     560,912          303,241
                                                                                              ----------------   ----------------
OPERATING LOSS                                                                                     (2,576,234)      (2,339,321)
                                                                                              ----------------   ----------------
Interest expense, including amortization of debt discounts
   and beneficial conversion feature                                                                1,728,468        1,969,460
Other income, net                                                                                     (17,247)              --
                                                                                              ----------------   ----------------
NET LOSS                                                                                      $    (4,287,455)   $  (4,308,781)
                                                                                              ================   ================
NET LOSS PER SHARE - BASIC AND DILUTED                                                                  $(.66)           $(.66)
                                                                                                        =====            ======
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED                                               6,480,271        6,480,271
                                                                                              ================   ================

See notes to consolidated financial statements

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                              COMMON STOCK
                                            PAR VALUE $0.001
                                          ----------------------
                                           NUMBER                   ADDITIONAL        STOCK
                                             OF                      PAID-IN      SUBSCRIPTION     ACCUMULATED
                                           SHARES       AMOUNT       CAPITAL       RECEIVABLE        DEFICIT          TOTAL
                                          ----------  ---------   ------------    ------------   --------------   --------------
BALANCE - JANUARY 1, 2002                 6,480,271    $ 6,480     $ 13,037,284     $ (6,665)    $ (17,427,586)   $ (4,390,487)

Issuance of warrants in connection
   with convertible notes payable                                    1,673,038                                       1,673,038
Issuance of warrants in connection
   with private placement offering                                      29,317                                          29,317
Net loss                                                                                            (4,308,781)     (4,308,781)
                                          ----------   --------    -----------      ---------    -------------   --------------
BALANCE - DECEMBER 31, 2002               6,480,271      6,480      14,739,639        (6,665)      (21,736,367)     (6,996,913)
Issuance of warrants in connection
   with convertible notes payable                                      581,868                                         581,868
Issuance of warrants in connection
   with non-convertible notes payable                                  290,731                                         290,731
Issuance of warrants in connection with
   convertible notes payable extension                                 310,657                                         310,657
Issuance of warrants in connection
   with opening of letters of credit by
   Stockholder                                                         346,791                                         346,791
Issuance of warrants in connection
   with private placement offering                                      54,109                                          54,109
Net loss                                                                                            (4,287,455)     (4,287,455)
                                          ----------   --------    -----------      ---------    -------------   --------------
BALANCE - DECEMBER 31, 2003               6,480,271    $ 6,480    $ 16,323,795      $ (6,665)    $ (26,023,822)   $ (9,700,212)
                                          =========    =======    ============      =========    ==============   ==============

See notes to consolidated financial statements

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   YEAR ENDED DECEMBER 31,
                                                                                             -----------------------------------
                                                                                                   2003              2002
                                                                                             -------------------  --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                   $    (4,287,455)    $  (4,308,781)
   Adjustments to reconcile net loss to net cash used in operating activities:
        Loss on disposal of fixed assets                                                               56,862           77,288
        Depreciation and amortization                                                                 217,840          266,515
        Amortization of deferred financing costs                                                      334,954           27,661
        Noncash financing and interest expenses                                                       630,833        1,516,718
        Amortization of deferred lease costs                                                           16,233
        Changes in:
           Accounts receivable                                                                         (1,684)          13,714
           Inventory                                                                                  (20,114)          21,172
           Prepaid expenses and other current assets                                                    6,768            1,555
           Accounts payable and accrued expenses                                                      229,503          121,774
           Other payables                                                                              (7,000)          (1,000)
           Accrued interest on convertible notes                                                      555,181          355,709
           Accrued interest on notes payable to related parties                                                         85,471
           Accrued interest on capitalized lease obligations                                           23,792
                                                                                              ------------------    ------------
              Net cash used in operating activities                                                (2,244,287)      (1,822,204)
                                                                                              ------------------   --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                              (228,510)         (55,021)
                                                                                              ------------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of convertible notes payable to stockholder                               1,700,000        1,505,000
   Proceeds from issuance of convertible notes payable to others                                    1,000,000          425,000
   Proceeds from issuance of note payable to stockholder                                              100,000
   Proceeds from issuance of note payable to officer/stockholder                                                        50,000
   Repayment of bank loan                                                                             (23,911)         (23,919)
   Repayment of loan to related party                                                                 (25,000)         (15,563)
   Repayment of loan to officer/stockholder                                                           (62,668)
   Repayment of capitalized lease obligations                                                         (17,749)         (11,451)
   Deferred financing costs                                                                           (62,500)         (42,500)
                                                                                              ------------------   --------------

              Net cash provided by financing activities                                             2,608,172        1,886,567

NET INCREASE IN CASH                                                                                  135,375            9,342
Cash - beginning of year                                                                               25,255           15,913
                                                                                              ------------------  ---------------
CASH - END OF YEAR                                                                            $       160,630     $     25,255
                                                                                              ==================  ===============
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for:
      Cash paid during the year for interest                                                  $        10,785     $     44,449
      Taxes paid during the year                                                              $         1,887     $      1,171
   Noncash transactions:
      Debt discount and beneficial conversion feature on convertible and
        nonconvertible notes                                                                  $       872,599     $  1,673,038
      Issuance of warrants in connection with private placement                               $        54,109     $     29,317
      Issuance of warrants in connection with opening of letters of credit
        by a stockholder on behalf of the Company                                             $       346,791
      Issuance of warrants in connection with convertible notes payable
        extension                                                                             $       310,657

See notes to consolidated financial statements

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

[1]    DESCRIPTION OF BUSINESS AND LIQUIDITY:

       The accompanying consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly owned subsidiaries (the "Company"), Protocall Software Delivery, Inc. ("PSD") and Precision Type, Inc.

       Protocall Software Delivery Inc. was founded in 1998 to develop and commercialize a proprietary system that enables software retailers to produce fully packaged software CDs, on demand, at their stores and at their web site fulfillment centers. The Company's lead product, SoftwareToGo(R), is a software display, storage and production system, similar in size to an ATM cash machine. The Company's Precision Type, Inc. subsidiary markets and distributes font software products to the professional graphic arts industry.

       Although the majority of the Company's revenues for 2003 and 2002 were derived from its Precision Type business, the Company has focused all of its time and resources on its "SoftwareToGo" product in its PSD subsidiary, as described hereafter. The Company discontinued the Precision Type business in June 2004.

       The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business.

       The Company incurred losses of $4,287,455 and $4,308,781 for the years ended December 31, 2003 and 2002, respectively, and has a working capital deficit, stockholders' deficit and accumulated deficit of $10,517,080, $9,700,212 and $26,023,822, respectively, at December 31, 2003.
       Significantly contributing to these amounts were the research and development and other costs associated with the expansion of the Company's electronic software distribution system's capabilities to distribute additional digitally-stored products. The Company has been dependent upon borrowings through private placements of convertible and non-convertible debt from related and not related parties to finance its business operations.

       As part of its business plan, the Company is in the process of rolling-out its enhanced software distribution system, however, its ultimate success in the marketplace is uncertain. The Company will require significant additional capital in order to implement its plans.

       As described in Note O, in 2004 the Company consummated a reverse merger with a public company, raised approximately $6,400,000 (net of costs) in a private placement and converted approximately $7,000,000 of 2003 liabilities to equity. Management of the Company believes that these transactions will enable it to continue its business plan through at least January 1, 2005, although there can be no assurances that this will be the case. If available cash from private placement is insufficient to meet the Company's liquidity requirements, it may seek additional financing and reduce discretionary expenses primarily in the area of personnel.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS (Continiued)

[2]    PRINCIPLE OF CONSOLIDATION:

       The consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

[3]    REVENUE RECOGNITION:

       Revenue from the license or sale of software products and font reference guide books is recognized when the products are shipped to the customer, provided there is persuasive evidence that arrangement exists, the selling price is fixed and determinable and collection of the resulting receivable is reasonably assured.

       The Company recognizes revenue from retailers' sales of product through the Company's software delivery system, generally calculated as a percentage of the product selling price, upon delivery to the retail customer.

[4]    CASH EQUIVALENTS:

       The Company considers all highly liquid investments with maturities at the time of purchase of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2003 and 2002.

[5]    INVENTORY:

       Inventory, consisting of font reference guide books, font software and blank CDs, CD cases and other supplies associated with software distributed on the Company's software distribution system, are valued at the lower of cost (first-in, first-out) or market.

[6]    PROPERTY AND EQUIPMENT:

       Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is three years for deployed equipment, five years for computer and other equipment and seven years for all other assets. Leasehold improvements and assets capitalized under capital leases are amortized over the shorter of the lease term or the assets' estimated useful lives.

[7]    SOFTWARE DEVELOPMENT COSTS:

       Costs associated with the development and enhancement of proprietary software for sales are expensed as incurred. The costs incurred between when the Company's products reached technological feasibility and when they are available for general release to the public are insignificant, and therefore were not capitalized.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS (Continiued)

[8]    PATENTS:

       Costs associated with obtaining patents for the Company's proprietary software are capitalized and amortized over their estimated useful lives, or the life of the patent if shorter, upon the completion and approval of the patents.

[9]    INCOME TAXES:

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

[10]   FAIR VALUE OF FINANCIAL INSTRUMENTS:

       The fair values of cash, accounts receivable, accounts payable and accrued expenses approximate their carrying values in the consolidated financial statements because of the short-term maturity of these instruments. The carrying value of notes payable to banks approximates fair value since those instruments carry prime-based interest rates that are adjusted for market rate fluctuations. The carrying amount of the convertible notes payable approximates fair value at December 31, 2003 and 2002 based on interest rates and debt instruments with similar terms. The fair values of notes payable to related parties and notes payable to officers/stockholders, in the circumstances, are not reasonably determinable.

[11]   LONG-LIVED ASSETS:

       The Company reviews long-lived assets, such as computer and equipment and certain identifiable intangibles to be held and used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

[12]   USE OF ESTIMATES:

       The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimations include valuation of warrants issued in connection with various forms of financing by the Company. Actual results could differ from those estimates.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS (Continiued)

[13]   ACCOUNTING FOR STOCK OPTIONS:

       The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees and Related Interpretations," in accounting for its stock option grants and, accordingly, records compensation cost in the financial statements for its stock options to employees equal to the excess of the fair value of the Company's shares at the grant date over the exercise price.

       Had compensation costs for the Company's stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company's net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:


                                                             YEAR ENDED DECEMBER 31,
                                                     ----------------------------------
                                                           2003                2002
                                                     ----------------  ----------------
           Net loss as reported                      $    (4,287,455)  $ (4,308,781)
           Effect of expensing stock options                (221,057)      (575,360)
                                                     ----------------  -------------
           Pro forma net loss                        $    (4,508,512)  $ (4,884,141)
                                                     ================  =============

           Net loss per share (basic and diluted):
                 As reported                                $(.66)          $(.66)
                                                            ======          ======
                 Pro forma                                  $(.70)          $(.75)
                                                            ======          ======

       The weighted average fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                          2003            2002
                                                        ---------        -------
           Risk-free interest rate                         4.82%          2.89%
           Expected life of options                        3              3
           Expected dividend yield                         0.00%          0.00%
           Expected volatility                            50.00%         50.00%

           Weighted average fair value                  $  2.12        $  2.07
                                                        =======          ======
[14] LOSS PER SHARE AND COMMON SHARE EQUIVALENT:

       The Company's basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares. Potentially dilutive securities, which

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS (Continiued)

       were excluded from the computation of diluted loss per share because to do so would have been anti-dilutive, are as follows:

                                                    2003              2002
                                                 -----------      -----------
           Options                                3,292,775        3,003,011
           Warrants                              16,864,971       14,547,967
           Convertible notes                      4,027,350        3,147,350
                                                 -----------      -----------
           Total dilutive shares                 24,185,096       20,698,328
                                                 ===========      ============
[15]   RECENT ACCOUNTING PRONOUNCEMENTS:

       In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which was effective for fiscal years beginning after June 15, 2002. SFAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company adopted SFAS 143 on January 1, 2003. Application of the new rules did not have any impact on the Company's financial position and results of operations, as it does not currently have any legal obligations associated with the retirement of long-lived assets or leased facilities.

       In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). SFAS 145 eliminates SFAS 4 (and SFAS 64, as it amends SFAS 4), which requires gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item. Also, the exception to applying APB No. 30 is eliminated. This statement is effective for years beginning after May 2002 for the provisions related to the rescission of SFAS 4 and 64, and for all transactions entered into beginning May 2002 for the provision related to the amendment of SFAS 13. The adoption of SFAS 145 had no effect on the Company's financial position or results of operations.

       In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. Adoption of this statement was required with the beginning of fiscal year 2003. The Company adopted this statement on January 1, 2003. The adoption of SFAS 146 did not have any impact on the Company's financial position or results of operations.

       Effective January 1, 2003, the Company adopted the recognition and measurement provisions of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect "Guarantees of Indebtedness of Others" ("Interpretation 45"). This

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS (Continiued)

       interpretation elaborates on the disclosures to be made by a guarantor in interim and annual financial statements about the obligations under certain guarantees. Interpretation 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not currently provide guarantees on a routine basis. As a result, this interpretation did not have any impact on the Company's financial position or results of operations.

       In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities-an Interpretation of APB No. 51 ("FIN 46"), which addresses consolidation of variable interest entities. FIN 46 expands the criteria for consideration in determining whether a variable interest entity should be consolidated by a business entity, and requires existing unconsolidated variable interest entities (which include, but are not limited to, special-purpose entities ("SPEs") to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

       In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have any impact on the Company's financial position or results of operations.

       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not have any financial instruments with these characteristics. The adoption of SFAS 150 did not have any impact on the Company's financial position or results of operations.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS (Continiued)

[16]   RESEARCH AND DEVELOPMENT:

       The Company expenses research and development costs as incurred.

[17]   SEGMENT REPORTING:

       The Company operates in two reporting segments, however, substantially all assets and operating expenses relate to the Company SoftwareToGo business.


NOTE B - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                                ESTIMATED
                                                                                                  USEFUL
                                                                DECEMBER 31,                      LIVES
                                                            2003             2002                (YEARS)

     Deployed equipment                                $     130,705    $      87,479               3
     Computer and other equipment                          1,482,911        1,412,260               5
     Furniture and fixtures                                   21,657            9,628               7
     Purchased software                                      556,542          556,542               5
     Leasehold improvement                                    54,320           34,192            Various
                                                       -------------    -------------
                                                           2,246,135        2,100,101
     Less accumulated depreciation                         1,712,310        1,522,517
                                                       -------------    -------------
                                                       $     533,825    $     577,584
                                                       =============    =============

Included in property and equipment are assets under capital leases with a net book value of $87,966 and $135,948 at December 31, 2003 and 2002, respectively.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE C - NOTES PAYABLE TO BANKS

Notes payable to banks consist of the following:

                                                                         DECEMBER 31,
                                                                 --------------------------------
                                                                     2003               2002
                                                                 --------------    --------------
     Note payable with interest at prime plus 1/2% (1)           $      1,732      $     25,643
     Note payable with interest at prime plus 2%
        (4% at December 31, 2003 (2)                                   99,290            99,290
                                                                 --------------    --------------
                                                                      101,022           124,933
     Less current portion                                              31,277            53,457
                                                                 --------------    --------------
                                                                 $     69,745      $     71,476
                                                                 ==============    ==============

(1) The note is payable to a bank in sixty equal monthly principal installments through January 2004. A stockholder has pledged certain marketable securities as collateral for the bank loan. All of the unpledged assets of the Company have been pledged as collateral to the related party. In addition, certain of the Company's officers/stockholders have agreed to indemnify the related party from any losses incurred in connection with this loan.

(2) The Company obtained a $100,000 line of credit from a bank in 1994. Interest is payable on a monthly basis. The bank has the option to terminate the line of credit at its sole discretion, at which time the Company can elect to pay the then outstanding balance in thirty-six monthly installments of principal and interest at the rate then in effect. The loan is personally guaranteed by certain of the officers/stockholders of the Company. At December 31, 2003, the bank had not terminated the line of credit.

       Aggregate principal payments are shown based on the repayment of the loan over the thirty-six month period commencing January 2004 as follows:

               YEAR                                    AMOUNT
              ------                                ------------
              2004                                  $    31,277
              2005                                       32,965
              2006                                       36,780
                                                    -----------
                                                        101,022
           Less current portion                          31,277
                                                    -----------
                                                    $    69,745
                                                    ===========

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE D - NOTES PAYABLE TO RELATED PARITIES

Notes payable to related parties are secured by the unpledged assets of the Company. The notes are personally guaranteed by certain of the officers/stockholders of the Company and are summarized as follows:


                                                                                DECEMBER 31,
                                                                       ------------------------------
                                                                            2003            2002
                                                                       -------------   --------------

     Convertible note payable with interest at 12%, due
        September 30, 2004 and collateralized by certain
        assets of the Company (1)                                      $     599,345   $     599,345
     Convertible promissory note payable with interest
        at 12%, due September 30, 2004 (2)                                    88,351          88,351
     Note payable with interest at 12%, due on demand                         67,243          92,243
                                                                       -------------   --------------
                                                                       $     754,939   $     779,939
                                                                       =============   ==============

(1) The note is convertible at any time prior to maturity into common stock at the lower of $2.75 per share or the sales price of common stock in subsequent offerings.

(2) The note is convertible into common stock at a price of $2.75 per share at any time prior to maturity.


NOTE E - NOTES PAYABLE TO OFFICERS/STOCKHOLDERS

Notes payable to officers/stockholders consists of the following:

                                                                                DECEMBER 31,
                                                                       ------------------------------
                                                                            2003            2002
                                                                       -------------   --------------

     Promissory note due on demand, bearing no interest                   $     7,926   $     7,926
     Promissory note with interest at 12%, due on demand                                     50,000
     Variable balance promissory notes, due on demand,
        payable to the officers/stockholders,
        at varying rates ranging from 12% to 19.8%                             25,628        38,296
                                                                          ------------  ------------
                                                                          $    33,554   $    96,222
                                                                          ============  ============

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE F - CONVERTIBLE NOTES PAYABLE - STOCKHOLDER

During 2001, the Company received $1,350,000 of proceeds from the issuance of convertible notes to a stockholder/director. The notes will automatically convert into common stock at such time as the Company receives aggregate proceeds of not less than $5,000,000 in equity financing as defined in the note agreement. Notes issued subsequent to January 2, 2002 will automatically convert into common stock upon receipt of $2,000,000 in equity financing, as defined in the note agreement. The holder at his option may convert all or any portion of the note into the number of shares of common stock, par value $.001 per share computed by dividing the principal amount of the note to be converted together with accrued interest at the lower of $2.75 or the sales price of the common stock in subsequent offerings by the Company. The notes accrued interest at 12% per annum, and were due on January 2, 2002. Upon issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate amount of 3,080,000 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings. The warrants may be exercised until the earlier of five years after the date of any initial registered public offering of the common stock or seven years from date of issuance. The fair value of the warrants was $2,220,136, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 4.06% to 5.5% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of warrants of $965,969 as debt discounts along with the value of the beneficial conversion feature of $384,031 (based on a $1.25 value per common share) and are being amortized over the life of the convertible notes as additional interest. Upon the conversion of the notes prior to maturity into common stock, the unamortized debt discount will be recognized as additional interest expense. On January 2, 2002, all the 2001 notes along with the interest of $54,843 that had accrued as of December 31, 2001 were rolled into one convertible promissory note bearing interest at 12% per annum due on December 31, 2002. The note was subsequently extended to September 30, 2004, for consideration given to the note holder as described below.

During 2002, the Company received $1,505,000 of proceeds from the issuance of convertible notes to the same stockholder/director on the same terms and conditions as above. The notes accrued interest at 12% per annum, and had due dates ranging from December 31, 2002 to March 31, 2003. Upon issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate amount of 6,066,200 shares of common stock with the same terms as above. The fair value of the warrants was $4,350,891, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 3.63% to 5.26% and a dividend yield ratio of 0%. The proceeds were allocated to the value of warrants of $1,063,996 as debt discount along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $391,058 and are being amortized over the life of the convertible notes as additional interest expense. During 2003, the due dates on these notes were extended to September 30, 2004 for consideration given to the note holder as described below. As of December 31, 2002, the accrued interest on all the outstanding notes amounted to $292,180.

On January 10, 2003, the Company received $100,000 of proceeds from the issuance of a convertible note to the same stockholder/director on the same terms and conditions as above. The note accrues interest at 12% per annum, with the due date of March 31, 2003. Upon issuance of the note, the

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Company also issued warrants to the note holder to purchase 50,000 shares of common stock with the same terms as above. The fair value of the warrants was $52,133 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.66% and a dividend yield ratio of 0%. The proceeds were allocated to the value of warrants of $34,268 as debt discount, along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $34,268 and are being amortized over the life of the convertible note as additional interest expense. On April 1, 2003, for all the convertible notes issued to the stockholder/director in 2001, 2002 and 2003 that had due dates of March 31, 2003 were extended to September 30, 2004, in exchange for the holder received 266,484 warrants to purchase common stock exercisable at the lower of $2.75 per share or the sales price as common stock in subsequent offerings. The warrants were valued at $184,000 using the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.51%, and a dividend yield ratio of 0%. The value of the warrants is being amortized over the extension period as additional interest expense. As of December 31, 2003, the total accrued interest on all the outstanding notes amounted to $727,294.

NOTE G - CONVERTIBLE NOTES PAYABLE - OTHER

During the year ended December 31, 2002, the Company issued Convertible Promissory Notes totaling $425,000 in a private placement. The notes will automatically convert into common stock at such time as the receipt by the Company of $2,000,000 in equity financing, as defined in the note agreement. The holder at his option may convert all or any portion of the note into the number of shares of the Company's common stock, par value $.001 per share computed by dividing the principal amount of the note to be converted together with accrued interest by the lower of $2.75 per share or the sales price of the common stock in subsequent offerings by the Company. The notes bear interest at 12% and were due March 31, 2003. In connection with the issuance of the notes, the Company issued warrants to the note holders to purchase 212,500 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings. The warrants may be exercised through the earlier of five years after the date of any initial registered public offering of the common stock or seven years from date of issuance. The fair value of the warrants was $146,585, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 3.31% to 3.65% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of warrants of $108,992 as debt discount along with the value of the beneficial conversion feature of $108,992 (based on a $1.25 value per common share) and are being amortized over the life of the convertible notes as additional interest expense. In connection with the sale of these notes, the Company incurred an aggregate of $71,817 in costs consisting of placement agent fees of approximately $42,500 and warrants to placement agents to purchase 42,500 shares of common stock at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings by the Company valued at $29,317. The warrants were valued by utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 3.31% to 3.65% and a dividend yield ratio of 0%. As of December 31, 2002, the total accrued interest on these notes amounted to $8,688. During 2003, the due dates on these notes were extended to September 30, 2004 for consideration given to the note holder as described below.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

During the year ended December 31, 2003, the Company issued Convertible Promissory Notes totaling $1,000,000 in private placements on the same terms and conditions as above. The notes bear interest at a range of 9% to 12% and their due dates range from March 31, 2003 to September 30, 2004. In connection with the issuance of the notes, the Company also issued warrants to the note holders to purchase 500,000 shares of common stock, generally with the same terms as above. The fair value of the warrants was $345,299, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.93% to 3.76% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of warrants of $256,666 as debt discount along with the value of the beneficial conversion feature of $256,666 (based on a $1.25 value per common share) and are being amortized over the life of the convertible notes as additional interest expense. Upon the conversion of the notes into common stock, the umamortized debt discount balance will be recognized as additional interest expense. In connection with the sale of these notes, the Company incurred an aggregate of $116,609 in costs consisting of placement agent fees of approximately $62,500 and warrants to placement agents to purchase 65,000 shares of common stock at the lower of $2.75 per share on the sales price of the common stock in the subsequent offerings by the Company valued at $54,109. The warrants were valued by utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.93% to

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE G - CONVERTIBLE NOTES PAYABLE - OTHER  (CONTINUED)

3.66% and a dividend yield ratio of 0%. On April 1, 2003, all the private placement notes that had due dates of March 31, 2003 were extended to September 30, 2004 and in exchange, the note holders received 112,500 warrants to purchase common stock exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings. The warrants were valued at $126,657 using the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.51% and a dividend yield ratio of 0%. The value of the warrants is being amortized over the extension period as additional interest expense. As of December 31, 2003, the total accrued interest on all the outstanding notes amounted to $117,032.


NOTE H - NON-CONVERTIBLE NOTES PAYABLE - STOCKHOLDER

During 2003, the Company received $1,700,000 of proceeds from the issuance of promissory notes to a stockholder/director. The notes accrued interest ranging from 12% to 15% per annum, and the due dates range from March 31, 2003 to September 30, 2004. At issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate amount of 542,000 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings. The fair value of the warrants was $290,731, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.9% to 4.04% and a dividend yield ratio of 0%. The value of the warrants is being charged as interest expense over the life of the notes. The warrants expire upon the earlier of five years after an initial public offering or seven years from the date of issuance. As of December 31, 2003, the total accrued interest on these notes amounted to $11,723.


NOTE I - SALE OF COMMON STOCK

In February 2001, the Company sold 400,004 shares of common stock and 275,000 redeemable warrants to purchase shares of common stock with an exercise price of $2.75 per share for proceeds of $957,000, net of $143,000 of expenses. The stock purchase warrants are exercisable until the earlier of five years after the Company consummates an initial public offering or seven years after the date of issuance of warrants. The warrants are redeemable by the Company at $0.10 per warrant at any time during the warrant exercise period commencing six months from the effective date of an initial public offering, provided that certain conditions are met.


NOTE J - WARRANTS

In 2001, the Company issued 92,653 warrants exercisable at the lower of $2.75 per share or the sale price of the common stock in subsequent offerings, to settle an outstanding balance of $89,179 due to its legal counsel. The warrants expire on February 21, 2006.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

On September 30, 2003, a stockholder/director opened a letter of credit on behalf of the Company in the amount of $300,000, as required by the Company's bank loan agreements. In exchange, the Company issued 150,000 warrants exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrants was $77,321, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.63% and dividend yield ratio of 0%. The warrants expire on September 30, 2010. The fair value of the warrants has been recorded as deferred finance costs and is being amortized over the term of the letter of credit.


On October 14, 2003, the same stockholder/director opened a letter of credit on behalf of the Company as required by the Company's equipment lease agreement in the amount of $1,040,000. In exchange, the Company issued 520,000 warrants exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrants was $269,470 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.86% and dividend yield of 0%. The warrants expire on October 14, 2010. The fair value of the warrants has been recorded as deferred lease costs and is being amortized over the term of the lease obligation.

The Company is contingently liable for the amounts of these letters of credit in the event the stockholder/director is obligated to make payments thereunder as a result of the Company not complying with the terms of the loan or lease agreements.


NOTE K - STOCK OPTION PLAN

On March 24, 2000, the Company adopted a stock incentive plan for the issuance of up to 3,000,000 shares of common stock to employees, directors and consultants. The plan provides that the exercise price per share of all incentive stock options granted shall not be less than 100% of the fair value of the stock and for non-incentive options, shall not be less than 85% of their fair value of the stock on the date of grant. Options become exercisable at such time or times as determined by the Compensation Committee of the Board (the "Committee"). Outstanding options must generally be exercised within ten years from the date of grant. The Committee may at any time cause the Company to offer to buy out an option previously granted, based on such terms and conditions set forth by the Committee. In addition, the plan provides for the grant of stock appreciation rights and stock awards subject to such terms and conditions as shall be determined at the time of grant. Through December 31, 2003, no stock appreciation rights or shares of stock have been awarded under the plan. See Note O regarding the 2004 Stock Option Plan.

Option transactions (including 410,499 options not yet issued, but required pursuant to employment agreements) are summarized as follows:

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

                                                                 2003                          2002
                                                          ------------------------    ------------------------
                                                                       WEIGHTED                      WEIGHTED
                                                                        AVERAGE                      AVERAGE
                                                                       EXERCISE                      EXERCISE
                                                          SHARES         PRICE         SHARES         PRICE
                                                          ----------   -----------    ----------    ----------
     Outstanding at beginning of year                     3,003,011     $1.96          1,926,711     $2.12
     Granted                                                289,764      1.25          1,190,144      1.50
     Exercised
     Forfeited                                                                          (113,844)     2.12
                                                          ----------                   ---------

     Outstanding at end of year                           3,292,775      1.89          3,003,011      1.96
                                                          =========                    =========
     Exercisable at end of year                           3,218,509      1.84          2,609,691      1.83
                                                          =========                    =========

NOTE K - STOCK OPTION PLAN  (CONTINUED)

The following summarizes information about stock options at December 31, 2003:

                                                                        OPTIONS EXERCISABLE
                                                                        -------------------------
                            RANGE       WEIGHTED      WEIGHTED                        WEIGHTED
                             OF          AVERAGE      REMAINING                       AVERAGE
          NUMBER          EXERCISE      EXERCISE        LIFE           NUMBER         EXERCISE
        OUTSTANDING         PRICE         PRICE       IN YEARS       EXERCISABLE       PRICE
        -----------       ----------   ----------    ----------      ------------   -------------
           437,500          $ 1.00     $    1.00         1.23            437,500    $    1.00
         1,187,666            1.25          1.25         3.87          1,187,666         1.25
           469,319            1.88          1.88         3.81            469,319         1.88
         1,048,290            2.75          2.75         2.26            974,024         2.75
           150,000            3.00          3.00         1.76            150,000         3.00
         ---------                                                     ---------
         3,292,775                     $    1.89                       3,218,509    $    1.84
         =========                                                     =========

NOTE L - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2003 and 2002 are presented below.

                                                2003            2002
                                           --------------  -------------
     Deferred tax assets:
        Net operating loss carryforward    $   8,144,000   $   6,540,000
        Depreciation and amortization            167,000         167,000
        Accrued salaries                         328,000         335,000
                                           -------------   --------------

        Total deferred tax asset               8,639,000       7,042,000
        Less valuation allowance               8,639,000       7,042,000
                                           -------------   --------------
        Net deferred tax assets            $           -   $            -
                                           =============   ==============

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

As of December 31, 2003 and 2002, the Company had net operating loss carryforwards of approximately $20,441,000 and $16,415,000, respectively, which will expire from 2011 through 2023. The ability of the Company to utilize its operating loss carryforwards in future years may be subject to annual limitations in accordance with provisions of Section 382 of the Internal Revenue Code. The Company has not recorded a benefit from its deferred tax asset because realization of the benefit is uncertain. Accordingly, a valuation allowance which increased by approximately $1,597,000 and $1,564,000 during 2003 and 2002, respectively, has been provided for the full amount of the deferred tax asset.

     Reconciliation of income tax rate:
        Federal statutory tax rate                                34 %
        State taxes                                                6
        Other                                                     (3)
        Valuation allowance                                      (37)
                                                                 ----
        Effective tax rate                                         0 %
                                                                 =====

NOTE M - OPERATING LEASE OBLIGATIONS

The Company is obligated, under two operating leases, one for its facility (through a related party) and one for equipment. These leases expire on January 2006 and December 2006, respectively. The operating leases provide for minimum annual rental payments as follows:

           YEAR ENDING
           DECEMBER 31,                                          AMOUNT
           -------------                                     ---------------
             2004                                            $     407,244
             2005                                                  484,567
             2006                                                  585,835
                                                             -------------
                                                             $   1,477,646
                                                             =============

NOTE N - CAPITALIZED LEASE OBLIGATIONS

The Company has a capital lease to finance the acquisition of computer equipment. The lease is secured by the underlying equipment, and has an interest rate of 10.88% with a five-year term.

Future minimum payments required under such leases are summarized as follows:

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

           YEAR                                                  AMOUNT
          ------                                              -------------
          2004                                                $     81,756
          2005                                                      81,756
          2006                                                      81,756
          2007                                                      20,439
                                                              ------------

          Total minimum lease payments                             265,707
          Less amounts representing interest                       (39,279)
                                                              -------------

          Present value of minimum lease payment                   226,428
          Less current portion                                      81,756
                                                              -------------

                                                              $    144,672
                                                              =============
NOTE O - SUBSEQUENT EVENTS

From January 1 through June 10, 2004, the Company raised $2,601,000 in debt financing comprised of:

(i) $181,000 in 9% convertible promissory notes that mature on September 30, 2004 and seven-year warrants to purchase 85,500 shares of common stock at an exercise price of $4.00 per share,

(ii) $1,825,000 in 10% bridge convertible promissory notes that mature on December 31, 2004. Initial individual investors purchasing $500,000 of these 10% convertible promissory notes, in the aggregate, received seven-year warrants to purchase 250,000 shares of common stock at an exercise price of $4.00 per share. Terms of the convertible promissory notes provide that the notes would automatically convert into shares of a publicly-traded company on the date that the contemplated reverse merger (see below) closed. In addition, when the reverse merger closed, each 10% convertible promissory note holder received a premium equal to either 10% of the face amount of his note in additional public company stock or warrants to purchase additional public company stock equal to 10% of the face amount of their note at $1.50 per share, and

(iii) $595,000 in 10% bridge term notes as described above and seven-year warrants to purchase 297,500 shares of common stock at $4.00 per share. The bridge term notes mature on September 30, 2004.

On May 4, 2004, the Company issued a private placement memorandum offering up to $10,000,000 in shares of a successor's common stock at $1.25 per share (the "Offering").

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Warrants to purchase shares at $1.50 per share were also offered to a limited number of lead investors as defined in the Offering.

On July 22, 2004, concurrently with the closing of approximately $7,300,000 (before related fees of approximately $900,000) of this Offering, Quality Exchange, Inc. ("QEI"), a publicly-traded Nevada corporation, acquired the business of the Company in a reverse merger transaction and, with the proceeds of the Offering, is continuing the existing operations of the Company as a publicly-traded company (the "Reverse Merger"). QEI has issued 16,821,974 shares of its common stock to the former security holders of the Company, representing 66.6% of the outstanding QEI common stock following the Reverse Merger and giving effect to the shares issued in the private placement and to the conversion of indebtedness described herein in exchange for 100% of the outstanding capital stock of the Company. Debt conversions, which were all effected at $1.25 per share, included (i) $2,601,000 of debt incurred in 2004 (see above) and (ii) $6,577,744 of prior debt and $180,219 of accrued interest thereon and (iii) the conversion of 17,647,377 warrants into 3,384,793 shares of QEI common stock. In order to facilitate the Reverse Merger, the Company's major shareholder forgave $1,099,915 of accrued interest on notes held by him, which notes were included in the aforementioned prior debt. As part of the Reverse Merger, warrants to purchase 1,774,219 shares of the Company's common stock and stock options to purchase approximately 2,951,922 shares of the Company's common stock were converted into identical QEI instruments.

On July 22, 2004, the Company's board of directors approved five-year employment agreements with its President and its Executive Vice-President of Corporate Development and adopted the 2004 Stock Option Plan (the "2004 Plan") under which a total of 1,000,000 shares of common stock have been reserved for issuance upon exercise of the stock options. The 2004 Plan has not yet been ratified by the Company's stockholders.

Pursuant to the 2004 Plan, options to purchase 783,000 shares of common stock were granted, each with an exercise price of $1.25 per share. These options vest and become exercisable in equal annual installments over a three year period.

Following the closing of the Reverse Merger, QEI changed its corporate name to Protocall Technologies Incorporated and Protocall's existing management has assumed their same positions with the publicly-traded company. As promptly as practicable after satisfaction of the necessary initial listing requirements, the Company intends to apply to list its shares on the American Stock Exchange or the Nasdaq SmallCap Market.

As a result of the Reverse Merger, the Company has become a publicly-traded company trading on the NASD's OTC Bulletin Board (PCLI.OB) and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to shareholders will cause the Company's expenses to be higher than they would be if it remained privately-held. In addition, the Company will incur additional expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares issued in the Offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PROTOCALL TECHNOLOGIES INCORPORATED


Date:  September 20, 2004           By:   /s/ Bruce Newman
                                          -------------------------------------
                                          Bruce Newman
                                          President and Chief Executive Officer